Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

NU HORIZONS ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	11-2621097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

NU HORIZONS ELECTRONICS CORP.
2002 KEY EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

Arthur Nadata, Chairman of the Board
Nu Horizons Electronics Corp.
70 Maxess Road
Melville, New York 11747
(Name and address of agent for service)

(516) 396-5000
(Telephone number, including area code, of agent for service)
copy to:
Nancy D. Lieberman, Esq.
Kramer, Coleman, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle
Jericho, New York 11753
(516) 822-4820

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered(2)	Proposed Minimum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.0066	200,000 shs.(3)	$8.62	$1,724,000	$184.47
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of high and low prices of the Company's Common Stock on the Nasdaq National Market System on March 3, 2005.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
(3) Represents additional shares of Common Stock issuable under the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral requests, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan are available without charge by contacting:

Richard Schuster
President and Secretary
Nu Horizons Electronics Corp.
70 Maxess Road
Melville, NY 11747
631-396-5000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) and (b) below:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 2005;

(b)	The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended May 31, 2005, August 31, 2005 and November 30, 2005;

(c)	The Registrant's Proxy Statement filed on September 9, 2005; and

(d)
The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 1-8798) including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   Not applicable.

Item 6.   Indemnification of Directors and Officers.

Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

Under such law, to the extent that such person is successfu1 on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

The officers and directors of the Company are covered by officers' and directors' liability insurance. The policy coverage is $5,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $50,000.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

4.1	Certificate of Incorporation, as amended (Incorporated by Reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended November 30, 2000).

4.2	By-laws, as amended.

4.3	2002 Key Employee Stock Incentive Plan, as amended

5	Opinion and consent of Kramer, Coleman, Wactlar & Lieberman, P.C.

23.1	Consent of Kramer, Coleman, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.

23.2	Consent of Lazar Levine & Felix LLP.

24	Powers of Attorney.

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York on the 7th day of March, 2006.

NU HORIZONS ELECTRONICS CORP.

By:	/s/Arthur Nadata
Arthur Nadata
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 7, 2006, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Arthur Nadata and Paul Durando, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Nu Horizons Electronics Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/Arthur Nadata	Chairman of the Board and Chief Executive Officer
Arthur Nadata	(Principal Executive Officer)

/s/Richard Schuster	President, Chief Operating Officer and Director
Richard Schuster

/s/Paul Durando	Vice President - Finance, Chief Financial Officer,
Paul Durando	and Director (Principal Financial and Accounting
Officer)

Director
Herbert M. Gardner

/s/ Martin Novick	Director
Martin Novick

/s/Dominic Polimeni	Director
Dominic Polimeni

/s/David Siegel	Director
David Siegel

NU HORIZONS ELECTRONICS CORP.

FORM S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation, as amended (Incorporated by Reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended November 30, 2000).

4.2	By-laws, as amended.

4.3	2002 Key Employee Stock Incentive Plan, as amended

5	Opinion and Consent of Counsel

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Lazar Levine & Felix LLP

24	Powers of Attorney (included in signature page)